Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Fourth Quarter 2023 and Fiscal Year 2023 Financial Results; Introduces Fiscal Year 2024 Guidance

CANTON, Mass., (February 29, 2024) – Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the fourth quarter and the year ended December 31, 2023.

Fourth Quarter 2023 Financial Results Summary:

•
Net revenue of $99.7 million for the fourth quarter of 2023, a decrease of 14% compared to net revenue of $115.5 million for the fourth quarter of 2022. Net revenue for the fourth quarter of 2023 consists of:
o
Net revenue from Advanced Wound Care products of $93.2 million, a decrease of 14% from the fourth quarter of 2022.
o
Net revenue from Surgical & Sports Medicine products of $6.5 million, a decrease of 3% from the fourth quarter of 2022.
•
Net loss of $0.6 million for the fourth quarter of 2023, compared to net income of $7.5 million for the fourth quarter of 2022, a decrease of $8.1 million.
•
Adjusted net income1 of $1.9 million for the fourth quarter of 2023, compared to adjusted net income of $8.9 million for the fourth quarter of 2022, a decrease of $7.0 million.
•
Adjusted EBITDA of $7.5 million for the fourth quarter of 2023, compared to Adjusted EBITDA of $14.1 million for the fourth quarter of 2022, a decrease of $6.6 million.

Fiscal Year 2023 Financial Results Summary:

•
Net revenue of $433.1 million for the year ended December 31, 2023, a decrease of 4% compared to net revenue of $450.9 million for the year ended December 31, 2022. Net revenue for the year ended December 31, 2023 consists of:
o
Net revenue from Advanced Wound Care products of $405.5 million, a decrease of 4% year-over-year.
o
Net revenue from Surgical & Sports Medicine products of $27.6 million, a decrease of 4% year-over-year.
•
Net income of $4.9 million for the year ended December 31, 2023, compared to net income of $15.5 million for the year ended December 31, 2022, a decrease of $10.5 million.
•
Adjusted net income1 of $12.7 million for the year ended December 31, 2023, compared to an adjusted net income of $26.2 million for the year ended December 31, 2022, a decrease of $13.5 million.
•
Adjusted EBITDA of $42.6 million for the year ended December 31, 2023, compared to an adjusted EBITDA of $49.3 million for the year ended December 31, 2022, a decrease of $6.7 million.

“We are building positive momentum with the many commercial support programs implemented to enhance existing customer relationships and regain lost accounts in a uniquely challenging operating environment”, said

Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. "Despite the expected operating environment challenges, we delivered revenues within the lower end of our guidance. Looking ahead to 2024, we expect to return to revenue growth through continued demonstration of value to our customers and new product launches in both our Advanced Wound Care and Surgical & Sports Medicine markets broadening our portfolio of differentiated treatment options.”

Mr. Gillheeney, Sr. continued: “We continue to make progress with the ReNu program, which we believe, represents a significant value driver by addressing a critical unmet need in treating the symptoms of knee osteoarthritis. We remain confident in the long-term opportunity for Organogenesis and expect to continue to lead in our space with highly innovative products that deliver on our mission to provide integrated healing solutions that substantially improve outcomes while lowering the overall cost of care.”

1Defined as GAAP net income adjusted to exclude the effect of amortization, restructuring charges, LCD legal fees and sales retention, write-off of certain assets, facility construction project pause, GPO settlement fee and the resulting income taxes on these items.

Fourth Quarter 2023 Financial Results:

	Three Month Ended December 31,		Change
	2023	2022	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$93,165	$108,836	$(15,671)	(14%)
Surgical & Sports Medicine	6,486	6,680	(194)	(3%)
Net revenue	$99,651	$115,516	$(15,865)	(14%)

Net revenue for the fourth quarter of 2023 was $99.7 million, compared to $115.5 million for the fourth quarter of 2022, a decrease of $15.9 million, or 14%. The decrease in net revenue was driven by a decrease of $15.7 million, or 14% in net revenue of Advanced Wound Care products and a decrease of $0.2 million, or 3% in net revenue of Surgical & Sports Medicine products.

Gross profit for the fourth quarter of 2023 was $71.9 million, or 72% of net revenue, compared to $88.4 million or 77% of net revenue, for the fourth quarter of 2022, a decrease of $16.5 million, or 19%.

Operating expenses for the fourth quarter of 2023 were $73.2 million, compared to $79.7 million for the fourth quarter of 2022, a decrease of $6.5 million, or 8%. R&D expenses were $11.8 million for the fourth quarter of 2023, compared to $11.4 million in the fourth quarter of 2022, an increase of $0.4 million, or 3%. Selling, general and administrative expenses were $61.4 million, compared to $68.3 million in the fourth quarter of 2022, a decrease of $6.9 million, or 10%.

Operating loss for the fourth quarter of 2023 was $1.3 million, compared to operating income of $8.7 million for the fourth quarter of 2022, a decrease of $10.0 million.

Total other expense, net, for the fourth quarter of 2023 was $0.5 million, compared to other income, net of less than $0.1 million for the fourth quarter of 2022, a decrease of approximately $0.6 million.

Net loss for the fourth quarter of 2023 was $0.6 million, or $(0.00) per share, compared to net income of $7.5 million, or $0.06 per share, for the fourth quarter of 2022, a decrease of $8.1 million, or $0.06 per share.

Adjusted net income was $1.9 million for the fourth quarter of 2023, compared to adjusted net income of $8.9 million for the fourth quarter of 2022, a decrease of $7.0 million, or 78%.

Adjusted EBITDA was $7.5 million for the fourth quarter of 2023, compared to $14.1 million for the fourth quarter of 2022, a decrease of $6.6 million, or 47%.

As of December 31, 2023, the Company had $104.3 million in cash, cash equivalents and restricted cash and $66.2 million in term loan debt obligations, compared to $103.3 million in cash, cash equivalents and restricted cash and $70.8 million in term loan debt obligations, as of December 31, 2022.

Fiscal Year 2023 Results

The following table represents net revenue by product grouping for the year ended December 31, 2023 and December 31, 2022, respectively:

	Year Ended December 31,		Change
	2023	2022	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$405,514	$422,231	$(16,717)	(4%)
Surgical & Sports Medicine	27,626	28,662	(1,036)	(4%)
Net revenue	$433,140	$450,893	$(17,753)	(4%)

Net revenue for the year ended December 31, 2023 was $433.1 million, compared to $450.9 million for the year ended December 31, 2022, a decrease of $17.8 million, or 4%. The decrease in net revenue was driven by a decrease of $16.7 million, or 4% in net revenue of Advanced Wound Care products and a decrease of $1.0 million, or 4% in net revenue of Surgical & Sports Medicine products.

Gross profit for the year ended December 31, 2023 is $326.7 million, or 75% of net revenue, compared to $345.9 million, or 77% of net revenue, for the year ended December 31, 2022, a decrease of $19.2 million, or 6%.

Operating expenses for the year ended December 31, 2023 were $314.1 million, compared to $323.6 million for the year ended December 31, 2022, a decrease of $9.4 million, or 3%. R&D expenses were $44.4 million for the year ended December 31, 2023, compared to $39.8 million for year ended December 31, 2022, an increase of $4.6 million, or 12%. Selling, general and administrative expenses were $269.8 million for year ended December 31, 2023, compared to $283.8 million year ended December 31, 2022, a decrease of $14.1 million, or 5%.

Operating income for the year ended December 31, 2023 was $12.5 million, compared to an operating income of $22.3 million for the year ended December 31, 2022, a decrease of $9.8 million.

Total other expense, net, for the year ended December 31, 2023 was $2.1 million, compared to $2.0 million for the year ended December 31, 2022, a decrease of $0.1 million.

Net income of $4.9 million for the year ended December 31, 2023 or $0.04 per share, compared to net income of $15.5 million, or $0.12 per share for the year ended December 31, 2022, a decrease of $10.5 million, or $0.08 per share.

Adjusted net income for the year ended December 31, 2023 was $12.7 million., compared to $26.2 million for the year ended December 31, 2022, a decrease of $13.5 million, or 52%.

Adjusted EBITDA of $42.6 million for the year ended December 31, 2023, compared to Adjusted EBITDA of $49.3 million for the year ended December 31, 2022, a decrease of $6.7 million, or 14%.

Fiscal Year 2024 Guidance:

For the year ending December 31, 2024, the Company expects:

•
Net revenue between $445.0 million and $470.0 million, an increase of approximately 3% to 9% year-over-year, as compared to net revenue of $433.1 million for the year ended December 31, 2023.
o
The 2024 net revenue guidance range assumes:
▪
Net revenue from Advanced Wound Care products between $415.0 million and $435.0 million, an increase of approximately 2% to 7% year-over-year as compared to net revenue of $405.5 million for the year ended December 31, 2023.
▪
Net revenue from Surgical & Sports Medicine products between $30.0 million and $35.0 million, an increase of approximately 9% to 27% year-over-year as compared to net revenue of $27.6 million for the year ended December 31, 2023.
•
Net income (loss) between ($10.6) million and $4.6 million and adjusted net income (loss) between ($8.1) million and $7.1 million.
•
EBITDA between $5.8 million and $25.0 million and Adjusted EBITDA between $15.8 million and $35.0 million.

Earnings Conference Call:

Financial results for the fourth fiscal quarter and year ended December 31, 2023 will be reported after the market closes on Thursday, February 29th. Management will host a conference call at 5:00 p.m. Eastern Time on February 29th to discuss the results of the quarter, and provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.organogenesis.com.

For those unable to participate, the webcast will be archived at investors.organogenesis.com for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$103,840	$102,478
Restricted cash	498	812
Accounts receivable, net	81,999	89,450
Inventories	28,253	24,783
Prepaid expenses and other current assets	10,454	5,086
Total current assets	225,044	222,609
Property and equipment, net	116,228	102,463
Intangible assets, net	15,871	20,789
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	40,118	43,192
Deferred tax asset, net	28,002	30,014
Other assets	5,990	1,520
Total assets	$460,025	$449,359

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of term loan	$5,486	$4,538
Current portion of finance lease obligations	1,081	—
Current portion of operating lease obligations - related party	3,140	3,001
Current portion of operating lease obligations	10,004	8,707
Accounts payable	30,724	32,330
Accrued expenses and other current liabilities	30,074	26,447
Total current liabilities	80,509	75,023
Term loan, net of current portion	60,745	66,231
Finance lease obligations, net of current portion	1,888	—
Operating lease obligations, net of current portion - related party	17,227	20,367
Operating lease obligations, net of current portion	19,780	20,947
Other liabilities	1,213	1,122
Total liabilities	181,362	183,690
Commitments and contingencies (Note 18)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 132,044,944 and 131,647,677 shares issued; 131,316,396 and 130,919,129 shares outstanding at December 31, 2023 and 2022, respectively.	13	13
Additional paid-in capital	319,621	310,957
Accumulated deficit	(40,971)	(45,301)
Total stockholders' equity	278,663	265,669
Total liabilities and stockholders' equity	$460,025	$449,359

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenue	$99,651	$115,516	$433,140	$450,893
Cost of goods sold	27,769	27,110	106,481	105,019
Gross profit	71,882	88,406	326,659	345,874
Operating expenses:
Selling, general and administrative	61,381	68,293	269,754	283,808
Research and development	11,770	11,395	44,380	39,762
Total operating expenses	73,151	79,688	314,134	323,570
Loss (income) from operations	(1,269)	8,718	12,525	22,304
Other expense, net:
Interest expense, net	(502)	30	(2,190)	(2,009)
Other income (expense), net	(25)	6	57	(13)
Total other expense, net	(527)	36	(2,133)	(2,022)
Net income before income taxes	(1,796)	8,754	10,392	20,282
Income tax (expense) benefit	1,228	(1,268)	(5,447)	(4,750)
Net (loss) income and comprehensive (loss) income	$(568)	$7,486	$4,945	$15,532
Net income, per share:
Basic	$(0.00)	$0.06	$0.04	$0.12
Diluted	$(0.00)	$0.06	$0.04	$0.12
Weighted-average common shares outstanding
Basic	130,916,950	128,661,435	131,231,317	130,070,231
Diluted	131,857,509	133,348,995	132,746,727	132,383,152

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Year Ended December 31,
	2023	2022	2021
Cash flows from operating activities:
Net income	$4,945	$15,532	$94,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,448	5,845	5,781
Amortization of intangible assets	4,918	4,883	4,949
Amortization of operating lease right-of-use assets	8,083	7,303	5,946
Non-cash interest expense	427	434	346
Deferred interest expense	490	501	1,493
Deferred tax expense (benefit)	2,012	1,980	(31,976)
Loss on disposal of property and equipment	235	4,482	1,407
Loss on lease termination	559	—	—
Provision recorded for credit losses	1,297	1,781	2,999
Adjustment for excess and obsolete inventories	6,580	9,648	12,079
Stock-based compensation	8,996	6,552	3,864
Loss on extinguishment of debt	—	—	1,883
Change in fair value of earnout liability	—	—	(3,985)
Changes in operating assets and liabilities:
Accounts receivable	5,539	(8,770)	(28,654)
Inventories	(8,179)	(9,410)	(9,302)
Prepaid expenses and other current and other assets	(10,115)	(378)	(34)
Operating leases	(8,439)	(7,006)	(6,156)
Accounts payable	(108)	3,260	3,847
Accrued expenses and other current liabilities	3,138	(11,850)	9,354
Other liabilities	91	72	(6,065)
Net cash provided by operating activities	30,917	24,859	61,978
Cash flows from investing activities:
Purchases of property and equipment	(24,364)	(33,898)	(31,220)
Net cash used in investing activities	(24,364)	(33,898)	(31,220)
Cash flows from financing activities:
Line of credit repayments under the 2019 Credit Agreement	—	—	(10,000)
Term loan repayments under the 2019 Credit Agreement	—	—	(60,000)
Proceeds from term loan under the 2021 Credit Agreement, net of debt discount and issuance cost	—	—	73,174
Term loan repayments under the 2021 Credit Agreement	(4,688)	(2,813)	(938)
Principal repayments of finance lease obligations	(485)	(200)	(2,630)
Proceeds from the exercise of stock options	—	2,070	2,198
Payments of withholding taxes in connection with RSUs vesting	(332)	(648)	(737)
Payments of deferred acquisition consideration	—	(608)	(483)
Payment to extinguish debt	—	—	(1,620)
Net cash used in financing activities	(5,505)	(2,199)	(1,036)
Change in cash, cash equivalents and restricted cash	1,048	(11,238)	29,722
Cash, cash equivalents, and restricted cash, beginning of year	103,290	114,528	84,806
Cash, cash equivalents, and restricted cash, end of year	$104,338	$103,290	$114,528
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,436	$2,649	$5,787
Cash paid for income taxes	$3,052	$1,201	$607
Supplemental disclosure of non-cash investing and financing activities:
Cumulative effect adjustment for adoption of ASU No. 2016-13 (Note 2)	$615	$—	$—
Deferred acquisition consideration and earnout liability recorded for business acquisition	$—	$828	$—
Purchases of property and equipment in accounts payable and accrued expenses	$841	$1,928	$3,750
Right-of-use assets obtained through operating lease obligations	$5,869	$1,350	$53,793
Right-of-use assets obtained through finance lease obligations	$3,454	$—	$—

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and adjusted net income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA and adjusted net income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA and adjusted net income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following table presents a reconciliation of GAAP net income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for each of the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
($, in thousands)	2023	2022	2023	2022
Net (loss) income	$(568)	$7,486	$4,945	$15,532
Interest expense, net	502	(30)	2,190	2,009
Income tax expense (benefit)	(1,228)	1,268	5,447	4,750
Depreciation	2,982	1,514	10,448	5,845
Amortization	1,229	1,221	4,918	4,883
EBITDA	2,917	11,459	27,948	33,019
Stock-based compensation expense	2,366	1,855	8,996	6,552
Restructuring charge (1)	1,918	750	3,796	2,268
Write-off of certain assets (2)	—	—	—	4,200
Settlement fee (3)	—	—	—	2,600
Facility construction project pause (4)	—	—	—	632
Legal fees (5)	—	—	1,182	—
Sales retention (6)	272	—	694	—
Adjusted EBITDA	$7,473	$14,064	$42,616	$49,271
(1)
Amounts reflect employee retention and benefits as well as other exit costs associated with the Company’s restructuring activities.
(2)
Amount reflects the disposal of certain equipment related to the same facility.
(3)
Amounts reflect the fee the Company paid to a GPO to settle previously disputed GPO fees.
(4)
Amount reflects the cancellation fees incurred in connection with the Company’s decision to pause one of its manufacturing facility construction projects.
(5)
Amount represents the legal fees incurred related to the recently published and withdrawn local coverage determinations, or LCDs.
(6)
Amount represents the compensation expenses related to retention for those sales employees impacted by the LCDs.

The following table presents a reconciliation of GAAP net income to non-GAAP adjusted net income, for each of the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
($, in thousands)	2023	2022	2023	2022
Net (loss) income	$(568)	$7,486	$4,945	$15,532
Amortization	1,229	1,221	4,918	4,883
Restructuring charge (1)	1,918	750	3,796	2,268
Write-off of certain assets (2)	—	—	—	4,200
Settlement fee (3)	—	—	—	2,600
Facility construction project pause (4)	—	—	—	632
Legal fees (5)	—	—	1,182	—
Sales retention (6)	272	—	694	—
Tax on above	(923)	(527)	(2,859)	(3,898)
Adjusted net income	$1,928	$8,930	$12,676	$26,217
(1)
Amounts reflect employee retention and benefits as well as other exit costs associated with the Company’s restructuring activities.
(2)
Amount reflects the disposal of certain equipment related to the same facility.
(3)
Amounts reflect the fee the Company paid to a GPO to settle previously disputed GPO fees.
(4)
Amount reflects the cancellation fees incurred in connection with the Company’s decision to pause one of its manufacturing facility construction projects.
(5)
Amount represents the legal fees incurred related to the recently published and withdrawn local coverage determinations, or LCDs.
(6)
Amount represents the compensation expenses related to retention for those sales employees impacted by the LCDs.

The following table presents a reconciliation of projected GAAP net income (loss) to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2024:

	Year Ended December 31,
($, in thousands)	2024L	2024H
Net (loss) income	$(10,565)	$4,616
Interest expense, net	3,000	2,200
Income tax expense (benefit)	308	5,061
Depreciation	9,680	9,680
Amortization	3,400	3,400
EBITDA	5,823	24,957
Stock-based compensation expense	10,000	10,000
Restructuring charge	-	-
Adjusted EBITDA	15,823	34,957

The following table presents a reconciliation of projected GAAP net income (loss) to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2024:

	Year Ended December 31,
($, in thousands)	2024L	2024H
Net (loss) income	$(10,565)	$4,616
Amortization	3,400	3,400
Restructuring charge	—	—
Tax on above	(918)	(918)
Adjusted net (loss) income	$(8,083)	$7,098

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2024 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the reimbursement levels for the Company’s products; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in prior years and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) any resurgence of the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2023 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

Investor Inquiries:
Westwicke Partners
Mike Piccinino, CFA
OrganoIR@westwicke.com
443-213-0500

Press and Media Inquiries:
Organogenesis

Lori Freedman

LFreedman@organo.com